                                                             EXHIBIT NO. EX-99.j


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 12, 2001, relating to the financial statements and financial highlights which appears in the November 30, 2000 Annual Report of Dimensional Emerging Markets Value Fund Inc., which is also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings "Service Providers", "Independent Certified Public Accountants" and "Financial Statements" in such Registration Statement.




PricewaterhouseCoopers LLP


FORT LAUDERDALE, FLORIDA

MARCH 22, 2001